Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” and the use of our report dated March 13, 2019, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern, on the consolidated financial statements of BlackPoll Fleet International, Inc. which appears in this Registration Statement on Amendment 2 to Form S-1.

/s/ RBSM LLP
RBSM LLP
Henderson, Nevada

June 24, 2019